EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Unrivaled Brands, Inc.(the “Company”) on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”), I, Sabas Carrillo, Chief Executive Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company’s Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2023	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer